Exhibit 10.7

                             LOAN AGREEMENT


InsideOut Development, LLC agrees to loan capital in the form of cash to e-automate on the following dates and in the following amounts:


                 Date            Amount
                ------         -----------
                6/9/00         $155,000.00

e-automate agrees to repay the full amount of principal plus interest at an annual rate of 15% (simple interest compounded daily). The full loan amount shall become due payable upon demand.

InsideOut Development, LLC agrees to loan cash to e-automate in the future based on management approval according the terms negotiated above. InsideOut Development, LLC reserves the right to deny any request for a loan at any time for any reason. All transactions between e-automate and InsideOut Development, LLC including past, present, and future are construed to be at arms-length.

The terms of this agreement are fully agreed to and signed this 16th day of June, 2000.


/s/ James K. Phillips                   /s/ Lon Price
--------------------------              ------------------------
InsideOut Development, LLC              e-automate
James K. Phillip                        Lon Price
Managing Partner                        President/CEO


                                        /s/ Kim Green
                                        ------------------------
                                        e-automate
                                        Kim Green, CFO

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